FILED# CI570-93                                                      EXHIBIT 3.1
       -----------
DEC 06, 1999                CERTIFICATE OF AMENDMENT
IN THE OFFICE OF
DEAN HELLER,           TO THE ARTICLES OF INCORPORATION OF
SECRETARY OF STATE
                          LIGHT ENERGY MANAGEMENT, INC.



         Pursuant to the provisions of the Nevada Revised Statutes, LIGHT ENERGY MANAGEMENT, INC., a Nevada corporation, adopts the following amendment to its Articles of Incorporation:

         1. The undersigned hereby certifies that on the 24th day of November, 1999, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

                  BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

                  To amend Article One to provide that the name of the corporation shall be changed from LIGHT ENERGY MANAGEMENT, INC. to FORLINK SOFTWARE CORPORATION INC.

         2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 20,000,000 shares of the 25,000,000 shares outstanding of LIGHT ENERGY MANAGEMENT. INC. gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

                  ARTICLE ONE. [NAME]. THE NAME OF THE CORPORATION IS:

                  FORLINK SOFTWARE CORPORATION INC.


         IN WITNESS WHEREOF, the undersigned being a director of LIGHT ENERGY MANAGEMENT. INC., a Nevada corporation, with full authority to sign this document on behalf of the corporation, hereunto affix his signature this 24th day of November, 1999.


                                             LIGHT ENERGY MANAGEMENT, INC.


                                             By: Michael J. Harrop
                                                 ----------------------------
                                                 Michael J. Harrop
                                                 Director with Full Authority
                                                 President and Secretary


                                                              RECEIVED
                                                              DEC 06 1999
                                                              Secretary of State
     FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

       DEC 31 1998

NO. C17570-93
-------------------------------
DEAN HELLER, SECRETARY OF STATE


Nevada Corporate Services
Via Facsimile: (702) 734-7500

Re.    Light Energy Management Corporation


Light Energy Management, Inc., a Nevada Corporation authorizes Why Not Inc., a Nevada Corporation to use the name Light Energy Management, Inc.



/s/ J. Bob Carter
-------------------
J. Bob Carter
President/Secretary





STATE OF WASHINGTON
COUNTY OF WHATOOM
SIGNED OR ATTESTED BEFORE ME
ON JANUARY 8, 1999 BY
J. BOB CARTER


                                                 /s/ Nieves B. Barredo
                                                 ---------------------
                                                        Notary

FILED
IN THE OFFICE OF THE                       AMENDMENT TO THE
SECRETARY OF STATE OF THE              ARTICLES OF INCORPORATION
STATE OF NEVADA                                   OF
                                            WHY NOT?, INC.
DEC 31 1998
                         (NAME CHANGED HEREIN TO LIGHT ENERGY MANAGEMENT, INC.)

NO. C17570-93
    ------------------------------
DEAN HELLER, SECRETARY OF STATE


         WHEREAS, there was issued by the Secretary of State a Charter constituting and creating WHY NOT?, INC., a corporation organized under the laws of this state with its principal place of business in Las Vegas, Nevada, and a capital stock of One Hundred Thousand Dollars ($100,000.00), divided into One Hundred Million (1,000,000) shares of a par value of one mill (1/10 cent) each, empowering it to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America.

         The undersigned, president and Secretary of WHY NOT?, INC. hereby certify that by resolutions duly adopted unanimously the Board of Directors of the Company pursuant to written action effective as of December 29, 1998; and by resolutions duly adopted by a majority of the shareholders of all classes of stock outstanding and entitled to vote thereon of the Company pursuant to written action effective as of December 29, 1998, amending the Articles of Incorporation as follows:

         That Article I be amended and changed to read as follows: Name: The name of the Corporation is LIGHT ENERGY MANAGEMENT, INC.

FURTHER ACTIONS

         RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take any and all further actions deemed necessary or appropriate to effectuate the foregoing resolutions.

         IN WITNESS WHEREOF, the undersigned has hereunto fixed his signature.


/s/ Michael A. Harrop
------------------------------------------                             RECEIVED
Michael A. Harrop, Chairman of the Board                            DEC 31 1998
                                                             SECRETARY OF STATE
/s/ Eric Drisenko
------------------------------------------
Eric Drisenko, Secretary

         WHEREFORE, they pray that the Articles of Incorporation of WHY NOT?, INC be so amended.


DATED this 29th day of December, 1998.

                                                    /s/ Michael A. Harrop
                                                    ----------------------------
                                                    Michael A. Harrop, President

/s/ Eric Drizenko
------------------------
Eric Drizenko, Secretary

         On this 30th day of December, 1998, before me, a notary public, personally appeared Michael A. Harrop, known to me to be the person whose name is subscribed to the within document, and acknowledge that he executed the same.

Notary Public

Authentication N 8408
--------------------------------------------------------------------------------
The undersigned, ERIC FELIX, PUBLIC NOTARY in CH-I170 Aubonne (Canton of Vaud, Switzerland), hereby certifies the authenticity of the signature inscribed opposite in his presence by Michael HARROP, born on the twentieth of August nineteen forty-five, a Swiss citizen (originating from Chavaanes-des-Bois), living in CH-1290 Chavannes-des-Bois, chemin des Tournesols. Aubonne, the thirtieth of December nineteen ninety-eight.

                                                   /s/ Eric Felix
                                                   Eric Felix not.

                                                                         C 05838


        FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE           ARTICLES OF MERGER
  STATE OF NEVADA                           OF
    AUG 28 1995                       WHY NOT?, INC.

NO.      17570-93
   --------------------------------
   DEAN HELLER, SECRETARY OF STATE


         As provided for under Nevada Revised Statute Section 78.458, Why Not?, Inc., a Nevada corporation, as the surviving corporation of the planned merger herein submits to the Secretary of State the following ARTICLES OF MERGER as acknowledged by the President and the Secretary of the corporation.

1. Why Not?, Inc., a Utah corporation, is located at 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah 84106 and is being merged into and survived by Why Not?, Inc., a Nevada corporation, as the acquiring corporation with its registered place of business at 1800 E. Sahara, Suite 107, Las Vegas, Nevada 89104.

2. The plan of merger has been adopted by the board of directors of each corporation.

3. Approval by the stockholders of the Nevada corporation was not required as set forth in Section 78.454 inasmuch as the shares and rights of the stockholders of the Nevada corporation will not change.

4. Approval by the stockholders of the Utah corporation was required, and after approval by the board of directors, the plan was submitted to the stockholders at a special meeting on December 30, 1993, with the voting as follows: At the time of the meeting there were 1,000,000 shares outstanding and entitled to vote, 826,800 shares were present in person or by proxy and that 826,800 shares voted in favor of the plan and no shares voted against the plan.

5. There are no amendments to the Articles of Incorporation of the surviving corporation.

6. A copy of the Plan of Merger is attached.

         We, the undersigned, .being the President and the Secretary, do make and file these Articles of Merger, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hand.

                                            /s/ Krista Castleton
                                            ---------------------------
                                            Krista Castleton, President

/s/ David R. Yeaman
---------------------------
David R. Yeaman, Secretary


STATE OF UTAH       )
                :ss )
County of Salt Lake )

         On this 30th day of December, 1993, before me, a notary public, personally appeared Krista Castleton and David R. Yeaman, known to me to be the persons whose names are subscribed to the within document, and acknowledge that they executed the same.

/s/ Peter W. Guyon
------------------
 Notary Public
[Notary Seal]

                                 PLAN OF MERGER
                                       OF
                                 WHY NOT?, INC.

         SUBJECT TO THE NEVADA REVISED STATUTES SECTION 78.451 THE NEVADA CORPORATION HEREIN SUBMITS ITS PLAN OF MERGER AS APPROVED BY THE BOARD OF DIRECTORS AND A MAJORITY OF THE STOCKHOLDERS.

1.       NAME:

         It is the intent of Why Not?, Inc., incorporated in the State of Utah, to merge into and to be survived by the Nevada corporation a corporation organized under the laws of the State of Nevada, and to hence forth be known and on record as Why Not?, Inc.

2.        TERMS AND CONDITIONS:

         The terms and conditions of the merger, as negotiated by the board of directors and approved by the majority of the stockholders, is as follows:

                  (a) That Why Not?, Inc., a Utah corporation, merge into and be survived by Why Not?, Inc., the Nevada corporation, and that the stockholders of the Utah corporation will now hold the same number of shares in the Nevada corporation with identical designations, preferences, limitations, and relative rights after the merger.

                  (b) That the stockholders in Why Not?, Inc., a Utah corporation, will receive one share of Why Not?, Inc., the Nevada corporation, in exchange for one share of the Utah corporation.

                  (c) Merger of the Utah corporation into the Nevada corporation is permissible under Utah law Section 16-10A-1107(1)(a).

                  (d) Subject to NRS Section 78.454, approval by the stockholders of the Nevada corporation, is not required for the merger, inasmuch as the articles of incorporation of the Nevada corporation will not differ from its articles before the merger.

                  (e) Each stockholder in the Nevada corporation, whose shares were outstanding immediately before the effective date of the merger, will hold the same number of shares with identical designations, preferences, limitations, and relative rights immediately after the merger.

                  (f) The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger do not exceed more than twenty percent (20%) of the total number of voting shares outstanding immediately before the merger.

                  (g) The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger do not exceed more than twenty percent (20%) of the total number of participating shares outstanding immediately before the merger.

                                               WHY NOT?, INC. (UTAH)

                                               /s/ Krista Castleton
                                               --------------------
                                               President

                                               WHY NOT?, INC. (NEVADA)
                                               /s/ Krista Castleton
                                               ------------------------
                                               President

FILED                               ARTICLES OF INCORPORATION
IN THE OFFICE OF THE
Secretary of State of the                      OF
STATE OF NEVADA
DEC. 30, 1993                            WHY NOT?, INC.


Know all men by these presents:

         That I, the undersigned, acting as incorporator for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statutes 78.090 inclusive, as amended, and certify that:

                                    ARTICLE I

         The name of this corporation is WHY NOT?, INC.

         The name and post office address of the incorporator signing the Articles of Incorporation is: Krista Castleton, 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah, 84106. The name and address of the first member of the First Board of Directors is: Krista Castleton, 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah, 84106.

                                   ARTICLE II

         The Resident Agent of this corporation in Nevada shall be Nevada Corporate Services located at 1800 E. Sahara. Suite 107, Las Vegas, Clark County, Nevada, 89104. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country as the Board of Directors may, from time to time determine.

                                   ARTICLE III

         The nature of the business and the objects and purpose proposed to be transacted, promoted or carried on by the Corporation is to conduct any lawful activity in accordance with the Laws of the State of Nevada and the United State of America, including but not limited to inventing, developing, marketing, and otherwise exploiting high technology electronic communication systems, both hardware and software components, particularly systems utilizing security coding and protective transmitting and receiving.

         To do each and everything necessary, suitable or proper for the accomplishment of any of the foregoing purposes or the attainment of any one or more of the subjects hereinabove enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this Corporation, and to do such acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association or corporation. The period of duration of this Corporation is perpetual.

         The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation nor shall the expression of one thing be deemed to exclude another not expressed although it be of like nature.

                                   ARTICLE IV

         The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares, having a par value of $0.001 (one mill) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The stock of the Corporation shall be nonassessable. Fully paid stock of this Corporation shall not be liable for any further call or assessment. The total capitalization of the Corporation shall be $100,000. The shares of Class "A" common stock shall not be divided into classes and may not be issued in series.

                                    ARTICLE V

         No stockholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for or take part of any of the notes, debentures. bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation, except as may be otherwise stated in these Articles of Incorporation. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warranties to purchase stock of the Corporation authorized by these Articles of Incorporation or by an amended certificate duly filed may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to the resolution of its Board of Directors to such persons and upon such terms as may to such Board of Directors seem proper, without first offering such stock or securities or any part thereof to existing stockholders, except as required in Article IV of these Articles of Incorporation.

                                   ARTICLE VI

         Each outstanding share of the class "A" common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such shareholder or by its duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right, whatsoever, to accumulate his or its votes with regard to such election.

                                   ARTICLE VII

         The members of the governing board of this corporation shall be called directors. The Board of Directors shall consist of at least one (1) person. The number of directors of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws in that regard and without the necessity of amending the Articles of Incorporation. A majority of the Directors in office, present at any meeting of the Board of Directors, duly called, whether regular or special, shall always constitute a quorum for the transaction of business, unless the By-Laws otherwise provide. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

                                  ARTICLE VIII

         This Corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

                                   ARTICLE IX

         The capital stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual stockholders of this Corporation shall not be individually liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

                                    ARTICLE X

         The Board of Directors is expressly authorized: (subject to the By-Laws, if any, adopted by the Stockholders)

         1) To make, alter or amend the By-Laws of the Corporation.

         2) To fix the amount in cash or otherwise, to be reserved as working capital.

         3) To authorize and cause to be executed mortgages and liens upon the property and franchises of the Corporation.

         4) To by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         5) To sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions as the board deems expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the stockholders holding stock in the Corporation entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose.

                                   ARTICLE XI

         In the absence of fraud, no contract or other transaction of the Corporation shall be affected by the fact that any of the Directors are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves, parties to such contract or transaction, provided that this interest in any such contract or transaction of any such director shall at any time be fully disclosed or otherwise known to the Board of Directors, and each and every person who may become a director of the Corporation is hereby relieved of any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.

                                   ARTICLE XII

         No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damage for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation to acts or omissions prior to such repeal or modification.

         I, the undersigned, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand.



                                                       /s/ Krista Castleton
                                                       --------------------


         State of Utah       )
                             ) ss
         County of Salt Lake )

                  On December 29, 1993 personally appeared before me, the undersigned, a Notary Public, Krista Castleton, known to me the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.



                                                     /s/ David R. Yeaman
                                                     --------------------------
                                                     Notary Public


                                                         [Notary Stamp]